UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2014

AMARANTUS BIOSCIENCE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-555016	26-0690857
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

c/o Janssen Labs @QB3 953 Indiana Street San Francisco, CA	94107
(Address of Principal Executive Offices)	(Zip Code)

(408) 737-2734

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 29, 2014, Iain Ross was appointed as a director and Chairman of the Audit Committee of the Board of Directors of Amarantus Bioscience Holdings, Inc. (the “Company”).

Following a career with multi-national companies including Sandoz, Fisons plc and Hoffman La Roche, Mr Ross joined the Board of Celltech Group plc in 1991 and was responsible for building Celltech Biologics, the contract manufacturing division which was later sold to Alusuisse Lonza. For the last 18 years he has undertaken a number of start-ups and development stage companies as a board member on behalf of private equity groups and banks, including Quadrant Healthcare plc, Allergy Therapeutics Ltd, Eden Biodesign Ltd, Phadia AB and Silence Therapeutics plc.

Currently Mr. Ross is Chairman of the Board of Ark Therapeutics Group PLC and Biomer Technology Ltd, and is also a Non-Executive Director of Benitec Biopharma Limited , Novogen Limited and Tissue Therapies Ltd each of which is traded on the Australian Securities Exchange. He is a Qualified Chartered Director of the UK Institute of Directors and Vice Chairman of the Council of Royal Holloway, University of London.

Mr. Ross has no family relationship with any of the executive officers or directors of the Company.  There are no arrangements or understandings between Mr. Ross and any other person pursuant to which he was appointed as a director of the Company.

A copy of the Company’s press release announcing Mr. Ross’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated August 29, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMARANTUS BIOSCIENCE HOLDINGS, INC.

Date: August 29, 2014	By:	/s/ Gerald E. Commissiong
Name: Gerald E. Commissiong
Title: Chief Executive Officer